UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OCUGEN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 22, 2023
Dear Shareholder:
Ocugen, Inc.’s 2023 Annual Meeting of Shareholders is fast approaching and according to our latest records, you have not yet voted your shares at the time of mailing this letter. The meeting is scheduled to be held on June 9, 2023.
Again, as a reminder, your Board of Directors unanimously recommends that shareholders vote “FOR ALL” directors nominated for election to the Board and “FOR” the other two agenda items.
Please help Ocugen avoid the expense of further solicitation by signing, dating, and returning the enclosed proxy card today.
Thank you for your investment and for taking the time to vote your shares.
Sincerely,
Shankar Musunuri
Chairman of the Board, CEO and Co-Founder

The below filings relate to the 2023 Annual Meeting of Shareholders of Ocugen, Inc. (the “Company”).
The following communication was made available by the Company on Twitter on May 22, 2023:
Have you voted? The $OCGN #AnnualMeeting is June 9, and voting is easy. Be sure to cast your vote by mail, phone or online.
The following communication was made available by the Company on LinkedIn on May 22, 2023:
Have you voted? The $OCGN #AnnualMeeting is June 9, and voting is easy. Be sure to cast your vote by mail, phone or online.

Cast your vote!

Submitting your vote is easy. Make sure you have your proxy card when you reach out.

1.800.690.6903

www.proxyvote.com

Return proxy card before June 9

ocugen